Exhibit 99.1

500 Laurel Street Baton Rouge, LA 70801 Phone: 877.614.7600

FOR IMMEDIATE RELEASE	Misty Albrecht
October 22, 2020	b1BANK
225.286.7879
Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR Q3 2020

Baton Rouge, La. (October 22, 2020) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, Baton Rouge, Louisiana, today announced its unaudited results for the quarter ended September 30, 2020, including net income of $9.6 million, or $0.46 per diluted share, increases of $4.1 million and $0.06, respectively, from the quarter ended September 30, 2019. On a non-GAAP basis, core net income for the quarter ended September 30, 2020, which excludes certain income and expenses, was $11.0 million, or $0.53 per diluted share, an increase of $4.7 million and increase of $0.07, respectively, from the quarter ended September 30, 2019.

“In our last earning report, I said the second quarter was simultaneously the most challenging, and in many ways, the most rewarding period we’ve experienced as a company,” said Jude Melville, president and CEO. “but I can now say that about the third quarter. In addition to weathering the ongoing health and related economic crises, our people were impacted over the past few weeks by landfall of not one but two hurricanes. Our performance in the quarter reflects a strength and resiliency that enables us to be there for our clients, and we are as committed as ever to continuing to be that stable resource in times of both plenty and need.”

On October 22, 2020, Business First’s board of directors declared a quarterly dividend based upon financial performance for the third quarter in the amount of $0.10 per share, same as the prior quarter, to the common shareholders of record as of November 15, 2020. The dividend will be paid on November 30, 2020, or as soon thereafter as practicable.

Also, on October 22, 2020, Business First’s board of directors terminated its existing stock repurchase program, which was set to expire December 13, 2020, and adopted a new stock repurchase program. Under the new repurchase program, Business First may repurchase shares of its common stock with an aggregate purchase price of up to $30,000,000 until the program’s expiration on December 31, 2021.

Quarterly Highlights

●

COVID-19 and Hurricane Related Matters. Business First proactively assisted, and continues to assist (when prudent), clients by deferring principal and/or interest payments. Business First had 245 loans and 290 loans with outstanding principal balances of $184.3 million and $85.0 million within the deferral periods related to the COVID-19 pandemic and Hurricane Laura, respectively, as of September 30, 2020. Of loans remaining in the deferral period, 167 qualifying loans to seasoned, highly rated customers with an outstanding balance of $149.4 million were strategically converted to interest only.

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Additionally, Business First has funded approximately 2,800 loans with an aggregate outstanding balance of $397.7 million as of September 30, 2020, under the Small Business Administration (SBA) Paycheck Protection Program (PPP).

●

Strong Loan Growth. Total loans held for investment at September 30, 2020, were $3.1 billion, an increase of $87.7 million compared to June 30, 2020. Net loan growth was 2.93%, or 11.71 % annualized, for the quarter ended September 30, 2020.

●

Stable Credit Quality. Ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets remained stable from 0.39% and 0.49%, respectively, at June 30, 2020, to 0.32% and 0.54% at September 30, 2020.

●

Net Interest Margin and Spread. Net interest margin and spread increased from 3.89% and 3.59%, respectively, for the quarter ended June 30, 2020, to 4.06% and 3.81% for the quarter ended September 30, 2020. The increases were largely attributable to purchase accounting accretion (loans and deposits/borrowings), an additional day in the quarter, and repricing of time deposits upon maturity. Excluding loan discount accretion, net interest margin and spread were 3.81% and 3.56%, respectively, for the quarter ended September 30, 2020, compared to 3.71% and 3.41% for the quarter ended June 30, 2020.

Financial Condition

September 30, 2020, Compared to June 30, 2020

Loans

Total loans held for investment increased by $87.7 million compared to June 30, 2020. The increase was largely attributable to growth within the multi-family residential and nonfarm nonresidential commercial real estate portfolios. Net loan growth for the quarter ended September 30, 2020, was 2.93% for the quarter, or 11.71% annualized.

Business First’s unfunded commitments remained constant throughout the quarter ended September 30, 2020, after increasing during the quarter ended June 30, 2020, as a result of the acquisition of Pedestal. Business First has not identified any unusual customer usage of unfunded commitments since the beginning of the COVID-19 pandemic in March 2020.

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Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 0.39% as of June 30, 2020, to 0.32% as of September 30, 2020. The decrease was partially attributable to net loan charge-offs which totaled $866,000, or three basis points, for the quarter ended September 30, 2020. Nonperforming assets as a percentage of total assets increased from 0.49% as of June 30, 2020, to 0.54% as of September 30, 2020. The increase was largely attributable to the transfer of former branches of Pedestal and b1BANK to other real estate owned, part of the strategic plan of the acquisition.

Total Shareholders’ Equity

Book value per common share was $19.26 at September 30, 2020, compared to $18.69 at June 30, 2020. On a non-GAAP basis, tangible book value per share was $16.18 at September 30, 2020, compared to $15.59 at June 30, 2020.

September 30, 2020, Compared to September 30, 2019

Loans

Total loans held for investment increased by $1.4 billion compared to September 30, 2019, or 81.89%, due primarily to the acquisition of Pedestal and origination of SBA PPP loans during the quarter ended June 30, 2020.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 0.70% as of September 30, 2019, to 0.32% as of September 30, 2020. Nonperforming assets as a percentage of total assets decreased from 0.64% as of September 30, 2019, to 0.54% as of September 30, 2020. The decreases were largely attributable to an increase in overall total loans held for investment and total assets from the acquisition of Pedestal during the quarter ended June 30, 2020, as well as a decrease in nonperforming loans, offset by an increase in other real estate owned.

Total Shareholders’ Equity

Book value per common share was $19.26 at September 30, 2020, compared to $21.12 at September 30, 2019. On a non-GAAP basis, tangible book value per share was $16.18 at September 30, 2020, compared to $16.96 at September 30, 2019. The decreases were attributable to the initial book value dilution caused by the acquisition of Pedestal during the quarter ended June 30, 2020.

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Results of Operations

Third Quarter 2020 Compared to Second Quarter 2020

Net Income and Diluted Earnings Per Share

For the quarter ended September 30, 2020, net income was $9.6 million, or $0.46 per diluted share, compared to net income of $2.1 million, or $0.11 per diluted share, for the quarter ended June 30, 2020. The increases were largely attributable to an increase in net interest income (primarily due to a full quarter of a larger balance sheet after the Pedestal acquisition), a decrease in the provision for loan losses and lower acquisition-related expenses (which includes costs recorded within salaries and employee benefits attributed to acquisitions, such as severance, stay bonus, etc.), offset by a decrease in other income, largely attributable to a reduction in investment income from Small Business Investment Companies (SBIC).

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended September 30, 2020, was $11.0 million, or $0.53 per diluted share, compared to core net income of $7.4 million, or $0.41 per diluted share, for the quarter ended June 30, 2020. Notable noncore events impacting earnings for the quarter ended September 30, 2020, included the incurrence of $1.2 million in acquisition-related expenses and $635,000 in losses attributed to losses on former bank premises and equipment in other income, largely attributable to branches planned to be closed in contemplation of the Pedestal acquisition, compared to the incurrence of $6.6 million in acquisition-related expenses for the quarter ended June 30, 2020.

Interest Income

For the quarter ended September 30, 2020, net interest income totaled $36.9 million and net interest margin and net interest spread were 4.06% and 3.81%, respectively, compared to $30.9 million, 3.89% and 3.59% for the quarter ended June 30, 2020. The average yield on the loan portfolio (excluding SBA PPP loans) was 5.65% for the quarter ended September 30, 2020, compared to 5.61% for the quarter ended June 30, 2020. The average yield on total interest-earning assets was 4.67% for the quarter ended September 30, 2020, compared to 4.65% for the quarter ended June 30, 2020. The increase in interest income was largely attributable to higher average balances due to the Pedestal acquisition during the quarter ended June 30, 2020.

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Net interest margin and net interest spread were positively impacted for the quarter ended September 30, 2020, by additional loan discount accretion, reduction in the overall cost of funds (which includes noninterest-bearing deposits) and an additional day in the quarter, offset by yield reductions in securities and SBA PPP loans.

The average loan yield (excluding SBA PPP loans) and total interest-earning assets was also impacted by additional loan discount and an additional day in the quarter.

Net interest margin and net interest spread (excluding loan discount accretion of $2.3 million) were 3.81% and 3.56%, respectively, for the quarter ended September 30, 2020, compared to 3.71% and 3.41% (excluding loan discount accretion of $1.5 million) for the quarter ended June 30, 2020.

Interest Expense

For the quarter ended September 30, 2020, overall cost of funds (which includes noninterest-bearing deposits) decreased by 14 basis points, from 0.77% to 0.63%, compared to the quarter ended June 30, 2020. The decrease in cost of funds was largely attributable to the repricing of time deposits upon maturity.

Other Income

For the quarter ended September 30, 2020, other income was impacted by a reduction of $1.3 million in SBIC investment income, partially offset by $869,000 increases in both the service charges on deposit accounts and debit card and ATM fee income associated with a full quarterly impact of the Pedestal accounts, as well as an insurance settlement of $390,000 within other income related to a prior charged-off loan, compared to the quarter ended June 30, 2020.

Other Expense

For the quarter ended September 30, 2020, the decreases were largely attributed to reductions in salaries and employee benefits, $2.2 million, and merger and conversion-related expenses, $1.2 million, both of which resulted from elevated expenses during the quarter ended June 30, 2020, attributable to the Pedestal acquisition, partially offset by increases in various other categories which were mainly attributable to the full quarterly impact of the Pedestal acquisition, as well as an increase in our FDIC assessments, $322,000, due to increased deposits attributable to the Pedestal acquisition and SBA PPP loan program, compared to the quarter ended June 30, 2020.

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Provision for Loan Losses

During the quarter ended September 30, 2020, Business First recorded a provision for loan losses of $2.5 million, compared to $5.4 million for the quarter ended June 30, 2020. The reserve for the quarter ended September 30, 2020, was impacted by net charge-offs of $866,000, new net loan production, and the continued impact of the qualitative factors related to COVID-19.

Return on Assets and Equity

Return on average assets and equity, each on an annualized basis, were 0.98% and 9.85%, respectively, for the quarter ended September 30, 2020, compared to 0.23% and 2.35%, respectively, for the quarter ended June 30, 2020. Both returns were significantly impacted by additional provision for loan loss and acquisition-related expenses recorded during the quarter ended June 30, 2020.

Third Quarter 2020 Compared to Third Quarter 2019

Net Income and Diluted Earnings Per Share

For the quarter ended September 30, 2020, net income was $9.6 million, or $0.46 per diluted share, compared to net income of $5.5 million, or $0.40 per diluted share, for the quarter ended September 30, 2019. The increases in net income and diluted earnings per share were largely attributable to the increases in net interest income and other income related to the acquisition of Pedestal on May 1, 2020, offset by increases in the provision for loan losses associated with the COVID-19 pandemic in 2020 and additional expenses associated with the acquisition of Pedestal on May 1, 2020.

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended September 30, 2020, was $11.0 million, or $0.53 per diluted share, compared to core net income of $6.3 million, or $0.46 per diluted share, for the quarter ended September 30, 2019. Notable noncore events impacting earnings for the quarter ended September 30, 2020, included the incurrence of $1.2 million in acquisition-related expenses and $635,000 in losses attributed to losses on former bank premises and equipment in other income, compared to the incurrence of $288,000 in acquisition-related expenses and $594,000 losses on former bank premises and equipment in other income for the quarter ended September 30, 2019.

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Interest Income

For the quarter ended September 30, 2020, net interest income totaled $36.9 million and net interest margin and net interest spread were 4.06% and 3.81%, respectively, compared to $20.3 million, 4.10% and 3.66% for the quarter ended September 30, 2019. The average yield on the loan portfolio (excluding SBA PPP loans) was 5.65% for the quarter ended September 30, 2020, compared to 5.87% for the quarter ended September 30, 2019. The average yield on total interest-earning assets was 4.67% for the quarter ended September 30, 2020, compared to 5.32% for the quarter ended September 30, 2019. The increase in interest income was largely attributable to higher average balances due to the Pedestal acquisition and origination of SBA PPP loans during 2020.

Average loan yield (excluding SBA PPP loans), average yield on total interest-earning assets, net interest margin, and net interest spread were impacted for the quarter ended September 30, 2020, by the federal funds rate cuts of 175 basis points, which occurred during the fourth quarter of 2019 through the first quarter of 2020. The average yield on total interest-earning assets was also impacted by the lower-yielding SBA PPP loans originated during the quarter ended June 30, 2020.

Net interest margin and net interest spread (excluding loan discount accretion of $2.3 million) were 3.81% and 3.56%, respectively, for the quarter ended September 30, 2020, compared to 3.99% and 3.55% (excluding loan discount accretion of $544,000) for the quarter ended September 30, 2019.

Interest Expense

For the quarter ended September 30, 2020, overall cost of funds (which includes noninterest-bearing deposits) decreased by 68 basis points, from 1.31% to 0.63%, compared to the quarter ended September 30, 2019. The decrease in cost of funds was partially attributable to the accretion of deposit and Federal Home Loan Bank (FHLB) premiums associated with the Pedestal acquisition, $796,000 or 11 basis points, but largely attributable to an overall reduction in interest rates on deposit offerings and the lower-yielding deposit portfolio acquired from Pedestal.

Other Income

For the quarter ended September 30, 2020, the increase was largely attributable to the acquisition of Pedestal during the quarter ended June 30, 2020.

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Other Expense

For the quarter ended September 30, 2020, the increase was largely attributable to the acquisition of Pedestal during the quarter ended June 30, 2020.

Provision for Loan Losses

During the quarter ended September 30, 2020, Business First recorded a provision for loan losses of $2.5 million compared to $479,000 for the quarter ended September 30, 2019. The reserve for the quarter ended September 30, 2020, was impacted by $866,000 in net charge-offs, higher net new loan growth and the impact of the COVID-19 pandemic on the qualitative factors within the allowance for loan and lease losses.

Return on Assets and Equity

Return on average assets and return on average equity, each on an annualized basis, were 0.98% and 9.85%, respectively, for the quarter ended September 30, 2020, from 1.02% and 7.93%, respectively, for the quarter ended September 30, 2019. Both returns were significantly impacted by the provision for loan loss and acquisition-related expenses recorded for the quarter ended September 30, 2020, in addition to a lower net interest margin for the quarter ended September 30, 2020.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary b1BANK, formerly known as Business First Bank, operates 42 banking centers in markets across Louisiana and in the Dallas, Texas area. b1BANK provides commercial and personal banking, treasury management and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core”) intended to supplement, not substitute for, comparable GAAP measures. These measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, impaired loan sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

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Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. Actual results will also be significantly impacted by the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the extent and duration of closures of businesses, including our branches, vendors and customers; the operation of financial markets; employment levels; market liquidity; the impact of various actions taken in response by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; the adequacy of our allowance for loan losses in relation to potential losses in our loan portfolio; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information on Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.sec.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	September 30,	June 30,	September 30,
(Dollars in thousands)	2020	2020	2019

Balance Sheet Ratios

Loans (HFI) to Deposits	95.25%	92.12%	97.77%
Shareholders' Equity to Assets Ratio	10.07%	9.75%	12.62%

Loans Receivable Held for Investment

Commercial (1)	$1,015,173	$1,026,596	$415,163
Real Estate:
Construction and Land	334,100	333,675	220,524
Farmland	56,567	57,498	45,809
1-4 Family Residential	493,344	495,827	281,413
Multi-Family Residential	99,901	59,213	31,448
Nonfarm Nonresidential	970,197	914,601	620,427
Total Real Estate	1,954,109	1,860,814	1,199,621
Consumer (1)	113,192	107,402	79,943
Total Loans [Held for Investment]	$3,082,474	$2,994,812	$1,694,727

Allowance for Loan Losses

Balance, Beginning of Period	$18,715	$13,319	$11,603
Charge-offs – Quarterly	(956)	(98)	(13)
Recoveries – Quarterly	90	51	21
Provision for Loan Losses – Quarterly	2,491	5,443	479
Balance, End of Period	$20,340	$18,715	$12,090

Allowance for Loan Losses to Total Loans (HFI)	0.66%	0.62%	0.71%
Net Charge-offs (Recoveries) to Average Total Loans	0.03%	0.00%	0.00%

Remaining Loan Purchase Discount	$38,207	$44,302	$4,848

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans (2)	$7,988	$11,433	$11,577
Loans Past Due 90 Days or More (2)	1,986	317	277
Total Nonperforming Loans	9,974	11,750	11,854
Nonperforming Securities:
Nonaccrual Securities	332	-	-
Other Nonperforming Assets:
Other Real Estate Owned	10,994	7,642	2,326
Other Nonperforming Assets:	82	179	5
Total Other Nonperforming Assets	11,076	7,821	2,331
Total Nonperforming Assets	$21,382	$19,571	$14,185

Nonperforming Loans to Total Loans (HFI)	0.32%	0.39%	0.70%
Nonperforming Assets to Total Assets	0.54%	0.49%	0.64%

(1) Small Business Adminstration SBA Paycheck Protection Program PPP loans accounted for $392.9 million  and $4.8 million of the Commercial and Consumer portfolios, respectively, as of September 30, 2020. SBA PPP loans accounted for $389.9 million  and $5.5 million of the Commercial and Consumer portfolios, respectively, as of June 30, 2020.

(2) Past due and nonaccrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2020	2020	2019	2020	2019

Per Share Data

Basic Earnings per Common Share	$0.47	$0.11	$0.41	$0.93	$1.35
Diluted Earnings per Common Share	0.46	0.11	0.40	0.93	1.32
Dividends per Common Share	0.10	0.10	0.10	0.30	0.28
Book Value per Common Share	19.26	18.69	21.12	19.26	21.12

Average Common Shares Outstanding	20,613,481	18,108,068	13,315,351	17,356,830	13,321,566
Average Diluted Shares Outstanding	20,704,444	18,121,958	13,669,370	17,409,821	13,675,585
End of Period Common Shares Outstanding	20,667,237	20,667,237	13,274,823	20,667,237	13,274,823

Annualized Performance Ratios

Return on Average Assets	0.98%	0.23%	1.02%	0.67%	1.14%
Return on Average Equity	9.85%	2.35%	7.93%	6.30%	8.88%
Net Interest Margin	4.06%	3.89%	4.10%	3.97%	4.10%
Net Interest Spread	3.81%	3.59%	3.66%	3.67%	3.68%
Efficiency Ratio (1)	65.65%	77.40%	67.16%	71.42%	63.65%

Total Quarterly/Year-to-Date Average Assets	$3,933,631	$3,496,074	$2,156,759	$3,224,940	$2,111,717
Total Quarterly/Year-to-Date Average Equity	390,209	349,634	278,028	341,904	270,380

Other Expenses

Salaries and Employee Benefits	$15,430	$17,621	$8,793	$42,486	$26,101
Occupancy and Bank Premises	1,394	1,370	1,230	3,824	3,412
Depreciation and Amortization	1,322	1,073	645	2,996	1,906
Data Processing	1,832	1,055	380	3,539	1,572
FDIC Assessment Fees	594	272	(105)	1,013	293
Legal and Other Professional Fees	555	543	346	1,492	1,017
Advertising and Promotions	320	334	544	960	1,150
Utilities and Communications	789	645	397	1,751	1,018
Ad Valorem Shares Tax	673	450	345	1,498	1,035
Directors' Fees	117	100	121	291	451
Other Real Estate Owned Expenses and Write-Downs	171	51	19	475	118
Merger and Conversion-Related Expenses	556	1,726	350	3,430	331
Other	3,198	2,557	1,813	7,636	4,841
Total Other Expenses	$26,951	$27,797	$14,878	$71,391	$43,245

Other Income

Service Charges on Deposit Accounts	$1,592	$1,163	$1,035	$3,686	$3,007
Gain on Sales of Securities	95	-	26	120	84
Debit card and ATM Fee Income	1,399	959	460	2,765	1,397
Bank-Owned Life Insurance Income	237	255	175	689	517
Gain on Sales of Loans	-	7	24	184	115
Mortgage Origination Income	123	126	120	364	308
Brokerage Commission	281	236	15	537	58
Correspondent Bank Income	45	32	118	186	343
Rental Income	14	15	159	60	488
Gain (loss) on Sale of Banking Center	-	-	(12)	-	581
Gain (loss) on Sales of Other Real Estate Owned	(104)	(19)	78	28	27
Loss on Disposal of Other Assets	(627)	-	(650)	(627)	(650)
Pass-through Income from SBIC Partnerships	364	1,624	138	2,368	1,404
Other	798	598	236	1,657	773
Total Other Income	$4,217	$4,996	$1,922	$12,017	$8,452

(1) Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

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Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30,	June 30,	September 30,
(Dollars in thousands)	2020	2020	2019

Assets

Cash and Due From Banks	$103,894	$116,021	$63,356
Federal Funds Sold	8,395	40,329	43,705
Securities Available for Sale, at Fair Values	547,535	583,118	288,231
Mortgage Loans Held for Sale	671	456	256
Loans and Lease Receivable	3,082,474	2,994,812	1,694,727
Allowance for Loan Losses	(20,340)	(18,715)	(12,090)
Net Loans and Lease Receivable	3,062,134	2,976,097	1,682,637
Premises and Equipment, Net	59,241	63,959	27,092
Accrued Interest Receivable	25,622	33,844	7,513
Other Equity Securities	15,641	18,681	12,697
Other Real Estate Owned	10,994	7,642	2,326
Cash Value of Life Insurance	44,779	44,542	32,398
Deferred Taxes, Net	5,829	6,858	2,674
Goodwill	53,627	53,649	48,333
Core Deposit Intangible	10,061	10,389	6,916
Other Assets	6,247	5,553	2,706

Total Assets	$3,954,670	$3,961,138	$2,220,840

Liabilities

Deposits:
Noninterest-Bearing	$945,485	$985,537	$406,146
Interest-Bearing	2,290,776	2,265,485	1,327,244
Total Deposits	3,236,261	3,251,022	1,733,390

Securities Sold Under Agreements to Repurchase	24,604	25,391	31,037
Short-Term Borrowings	5,033	6,145	-
Long-Term Borrowings	6,000	7,797	-
Paycheck Protection Program Liquidity Facility	107,076	107,076	-
Subordinated Debt	25,000	25,000	25,000
Subordinated Debt -Trust Preferred Securities	5,000	5,000	-
Federal Home Loan Bank Borrowings	117,950	118,177	128,000
Accrued Interest Payable	3,621	3,920	1,837
Other Liabilities	26,039	25,274	21,236

Total Liabilities	3,556,584	3,574,802	1,940,500

Shareholders' Equity

Common Stock	20,667	20,667	13,275
Additional Paid-In Capital	299,762	297,606	212,104
Retained Earnings	67,399	59,850	52,265
Accumulated Other Comprehensive Income	10,258	8,213	2,696

Total Shareholders' Equity	398,086	386,336	280,340

Total Liabilities and Shareholders' Equity	$3,954,670	$3,961,138	$2,220,840

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Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2020	2020	2019	2020	2019

Interest Income:
Interest and Fees on Loans	$39,918	$34,636	$24,408	$98,697	$70,701
Interest and Dividends on Securities	2,474	2,175	1,783	6,380	5,486
Interest on Federal Funds Sold and Due From Banks	69	80	129	291	616
Total Interest Income	42,461	36,891	26,320	105,368	76,803

Interest Expense:
Interest on Deposits	4,345	4,795	5,050	13,826	14,845
Interest on Borrowings	1,184	1,177	1,012	3,480	2,387
Total Interest Expense	5,529	5,972	6,062	17,306	17,232

Net Interest Income	36,932	30,919	20,258	88,062	59,571

Provision for Loan Losses:	2,491	5,443	479	9,301	2,414

Net Interest Income After Provision for Loan Losses	34,441	25,476	19,779	78,761	57,157

Other Income:
Service Charges on Deposit Accounts	1,592	1,163	1,035	3,686	3,007
Gain on Sales of Securities	95	-	26	120	84
Other Income	2,530	3,833	861	8,211	5,361
Total Other Income	4,217	4,996	1,922	12,017	8,452

Other Expenses:
Salaries and Employee Benefits	15,430	17,621	8,793	42,486	26,101
Occupancy and Equipment Expense	3,228	2,888	2,135	8,007	5,913
Merger and Conversion-Related Expense	556	1,726	235	3,430	331
Other Expenses	7,737	5,562	3,715	17,468	10,900
Total Other Expenses	26,951	27,797	14,878	71,391	43,245

Income Before Income Taxes:	11,707	2,675	6,823	19,387	22,364

Provision for Income Taxes:	2,098	623	1,312	3,227	4,351

Net Income:	$9,609	$2,052	$5,511	$16,160	$18,013

b1BANK.com

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average	Interest		Average	Interest		Average	Interest
(Dollars in	Outstanding	Earned /	Average	Outstanding	Earned /	Average	Outstanding	Earned /	Average
thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$2,638,417	$37,250	5.65%	$2,304,438	$32,306	5.61%	$1,664,283	$24,408	5.87%
SBA PPP Loans	399,366	2,668	2.67%	321,127	$2,330	2.90%	-	-	0.00%
Securities Available for Sale	564,630	2,474	1.75%	481,422	2,175	1.81%	297,121	1,783	2.40%
Interest-Bearing Deposit in Other Banks	33,970	69	0.81%	69,169	80	0.46%	16,070	129	3.21%
Total Interest-Earning Assets	3,636,383	42,461	4.67%	3,176,156	36,891	4.65%	1,977,474	26,320	5.32%
Allowance for Loan Losses	(19,329)			(13,606)			(11,783)
Noninterest-Earning Assets	316,577			333,524			191,068
Total Assets	$3,933,631	$42,461		$3,496,074	$36,891		$2,156,759	$26,320

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$2,262,774	$4,345	0.77%	$1,994,680	$4,795	0.96%	$1,300,740	$5,050	1.55%
Subordinated Debt	25,000	422	6.75%	25,000	422	6.75%	25,000	422	6.75%
Subordinated Debt - Trust Preferred Securities	5,000	45	3.60%	3,333	34	4.08%	-	-	0.00%
Advances from Federal Home Loan Bank (FHLB)	122,592	515	1.68%	129,441	526	1.63%	105,588	560	2.12%
Paycheck Protection Program Liquidity Facility (PPPLF)	107,076	95	0.35%	76,902	72	0.37%	-	-	0.00%
Other Borrowings	35,437	107	1.21%	32,975	123	1.49%	23,718	30	0.51%
Total Interest-Bearing Liabilities	2,557,879	5,529	0.86%	2,262,331	5,972	1.06%	1,455,046	6,062	1.67%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$957,090			$852,608			398,748
Other Liabilities	28,453			31,501			24,937
Total Noninterest-Bearing Liabilities	985,543			884,109			423,685
Shareholders' Equity:	390,209			349,634			278,028
Total Liabilities and Shareholders' Equity	$3,933,631			$3,496,074			$2,156,759

Net Interest Spread			3.81%			3.59%			3.66%
Net Interest Income		$36,932			$30,919			$20,258
Net Interest Margin			4.06%			3.89%			4.10%

Overall Cost of Funds			0.63%			0.77%			1.31%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

b1BANK.com

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Nine Months Ended
	September 30, 2020			September 30, 2019
		Interest			Interest
	Average	Earned /	Average	Average	Earned /	Average
	Outstanding	Interest	Yield	Outstanding	Interest	Yield
(Dollars in thousands)	Balance	Paid	/ Rate	Balance	Paid	/ Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$2,227,681	$93,699	5.61%	$1,605,423	$70,701	5.87%
SBA PPP Loans	240,164	4,998	2.77%	-	-	0.00%
Securities Available for Sale	444,237	6,380	1.91%	303,374	5,486	2.41%
Interest-Bearing Deposit in Other Banks	43,965	291	0.88%	26,621	616	3.09%
Total Interest-Earning Assets	2,956,047	105,368	4.75%	1,935,418	76,803	5.29%
Allowance for Loan Losses	(15,046)			(11,625)
Noninterest-Earning Assets	283,939			187,924
Total Assets	$3,224,940	$105,368		$2,111,717	$76,803

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$1,866,556	$13,826	0.99%	$1,323,927	$14,845	1.50%
Subordinated Debt	25,000	1,266	6.75%	25,000	1,267	6.76%
Subordinated Debt - Trust Preferred Securities	2,778	79	3.79%	-	-	0.00%
Advances from Federal Home Loan Bank (FHLB)	116,785	1,538	1.76%	59,990	1,065	2.37%
Paycheck Protection Program Liquidity Facility (PPPLF)	61,326	167	0.36%	-	-	0.00%
Other Borrowings	45,179	430	1.27%	16,863	55	0.43%
Total Interest-Bearing Liabilities	2,117,624	17,306	1.09%	1,425,780	17,232	1.61%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	738,578			396,452
Other Liabilities	26,834			19,105
Total Noninterest-Bearing Liabilities	765,412			415,557
Shareholders' Equity:	341,904			270,380
Total Liabilities and Shareholders' Equity	$3,224,940			$2,111,717

Net Interest Spread			3.66%			3.68%
Net Interest Income		$88,062			$59,571
Net Interest Margin			3.97%			4.10%

Overall Cost of Funds			0.81%			1.26%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2020	2020	2019	2020	2019

Interest Income:
Interest income	$42,461	$36,891	$26,320	$105,368	$76,803
Core interest income	42,461	36,891	26,320	105,368	76,803
Interest Expense:
Interest expense	5,529	5,972	6,062	17,306	17,232
Core interest expense	5,529	5,972	6,062	17,306	17,232
Provision for Loan Losses: (b)
Provision for loan losses	2,491	5,443	479	9,301	2,414
Core provision expense	2,491	5,443	479	9,301	2,414
Other Income:
Other income	4,217	4,996	1,922	12,017	8,452
Sale of impaired credit	-	-	-	-	(91)
(Gains) losses on former bank premises and equipment	635	-	594	509	594
(Gains) on sale of securities	(95)	-	(26)	(120)	(84)
(Gains)/Loss on sale of banking center	-	-	12	-	(581)
Core other income	4,757	4,996	2,502	12,406	8,290
Other Expense:
Other expense	26,951	27,797	14,878	71,391	43,245
Acquisition-related expenses (2)	(1,206)	(6,573)	(288)	(8,991)	(674)
Stock option exercises - excess taxes	-	-	-	(71)	-
Early lease termination	-	-	(87)	-	(87)
Core other expense	25,745	21,224	14,503	62,329	42,484
Pre-Tax Income: (a)
Pre-tax income	11,707	2,675	6,823	19,387	22,364
Sale of impaired credit	-	-	-	-	(91)
(Gains) losses on former bank premises and equipment	635	-	594	509	594
(Gains) on sale of securities	(95)	-	(26)	(120)	(84)
(Gains) losses on sale of banking center	-	-	12	-	(581)
Acquisition-related expenses (2)	1,206	6,573	288	8,991	674
Stock option exercises - excess taxes	-	-	-	71	-
Early lease termination	-	-	87	-	87
Core pre-tax income	13,453	9,248	7,778	28,838	22,963
Provision for Income Taxes: (1)
Provision for income taxes	2,098	623	1,312	3,227	4,351
Tax on sale of impaired credit	-	-	-	-	(19)
Tax on (gains) on former bank premises and equipment	133	-	125	107	125
Tax on (gains) on sale of securities	(20)	-	(5)	(25)	(18)
Tax on sale of banking center	-	-	3	-	(122)
Tax on acquisition-related expenses (2)	241	1,275	60	1,607	135
Tax on stock option exercises	-	-	-	601	-
Tax on early lease termination	-	-	18	-	18
Core provision for income taxes	2,452	1,898	1,513	5,517	4,470
Net Income:
Net income	9,609	2,052	5,511	16,160	18,013
Sale of impaired credit, net of tax	-	-	-	-	(72)
(Gains) losses on former bank premises and equipment , net of tax	502	-	469	402	469
(Gains) on sale of securities, net of tax	(75)	-	(21)	(95)	(66)
(Gains) losses on sale of banking center, net of tax	-	-	9	-	(459)
Acquisition-related expenses (2), net of tax	965	5,298	228	7,384	539
Stock option exercises, net of tax	-	-	-	(530)	-
Early lease termination, net of tax	-	-	69	-	69
Core net income	$11,001	$7,350	$6,265	$23,321	$18,493

Pre-tax, pre-provision earnings (a+b)	$14,198	$8,118	$7,302	$28,688	$24,778
Sale of impaired credit	-	-	-	-	(91)
(Gains) losses on former bank premises and equipment	635	-	594	509	594
(Gains) on sale of securities	(95)	-	(26)	(120)	(84)
(Gains)/losses on sale of banking center	-	-	12	-	(581)
Acquisition-related expenses (2)	1,206	6,573	288	8,991	674
Stock option exercises	-	-	-	71	-
Early lease termination			87		87
Core pre-tax, pre-provision earnings	$15,944	$14,691	$8,257	$38,139	$25,377

Average Diluted Shares Outstanding	20,704,444	18,121,958	13,669,370	17,409,821	13,675,585

Diluted Earnings Per Share:
Diluted earnings per share	$0.46	$0.11	$0.40	$0.93	$1.32
Sale of impaired credit, net of tax	-	-	-	-	(0.01)
(Gains) losses on former bank premises and equipment , net of tax	0.02	-	0.03	0.02	0.03
(Gains) on sale of securities, net of tax	(0.00)	-	(0.00)	(0.01)	(0.01)
(Gains) losses on sale of banking center	-	-	0.00	-	(0.03)
Acquisition-related expenses (2), net of tax	0.05	0.30	0.02	0.43	0.04
Stock option exercises	-	-	-	(0.03)	-
Early lease termination, net of tax	-		0.01	-	0.01
Core diluted earnings per share	$0.53	$0.41	$0.46	$1.34	$1.35

Pre-tax, pre-provision profit diluted earnings per share	$0.69	$0.45	$0.53	$1.65	$1.81
Sale of impaired credit	-	-	-	-	(0.01)
(Gains) losses on former bank premises and equipment	0.03	-	0.04	0.03	0.04
(Gains) on sale of securities	(0.01)	-	(0.00)	(0.01)	(0.01)
(Gains) losses on sale of banking center			0.00	-	(0.04)
Acquisition-related expenses (2)	0.06	0.36	0.02	0.52	0.05
Stock option exercises	-	-	-	0.00	-
Early lease termination	-		0.01	-	0.01
Core pre-tax, pre-provision diluted earnings per share	$0.77	$0.81	$0.60	$2.19	$1.86

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21% for 2020 and 2019. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2020	2020	2019	2020	2019

Total Quarterly/Year-to-Date Average Assets	$3,933,631	$3,496,074	$2,156,759	$3,224,940	$2,111,717
Total Quarterly/Year-to-Date Average Equity	$390,209	$349,634	$278,028	$341,904	$270,380

Net Income:
Net income	$9,609	$2,052	$5,511	$16,160	$18,013
Sale of impaired credit, net of tax	-	-	-	-	(72)
(Gains) losses on former bank premises and equipment , net of tax	502	-	469	402	469
(Gains) on sale of securities, net of tax	(75)	-	(21)	(95)	(66)
(Gains) losses on sale of banking center, net of tax	-	-	9	-	(459)
Acquisition-related expenses (2), net of tax	965	5,298	228	7,384	539
Stock option exercises, net of tax	-	-	-	(530)	-
Early lease termination, net of tax			69	-	69
Core net income	$11,001	$7,350	$6,265	$23,321	$18,493

Return on average assets	0.98%	0.23%	1.02%	0.67%	1.14%
Core return on average assets	1.12%	0.84%	1.16%	0.96%	1.17%
Return on equity	9.85%	2.35%	7.93%	6.30%	8.88%
Core return on average equity	11.28%	8.41%	9.01%	9.09%	9.12%

Interest Income:
Interest income	$42,461	$36,891	$26,320	$105,368	$76,803
Core interest income	42,461	36,891	26,320	105,368	76,803
Interest Expense:
Interest expense	5,529	5,972	6,062	17,306	17,232
Core interest expense	5,529	5,972	6,062	17,306	17,232
Other Income:
Other income	4,217	4,996	1,922	12,017	8,452
Sale of impaired credit	-	-	-	-	(91)
(Gains) losses on former bank premises and equipment	635	-	594	509	594
(Gains) on sale of securities	(95)	-	(26)	(120)	(84)
(Gains) losses on sale of banking center	-	-	12	-	(581)
Core other income	4,757	4,996	2,502	12,406	8,290
Other Expense:
Other expense	26,951	27,797	14,878	71,391	43,245
Acquisition-related expenses	(1,206)	(6,573)	(288)	(8,991)	(674)
Stock option exercises - excess taxes	-	-	-	(71)	-
Early lease termination			(87)	-	(87)
Core other expense	$25,745	$21,224	$14,503	$62,329	$42,484

Efficiency Ratio:
Other expense (a)	$26,951	$27,797	$14,878	$71,391	$43,245
Core other expense (c)	$25,745	$21,224	$14,503	$62,329	$42,484
Net interest and other income (1) (b)	$41,054	$35,915	$22,154	$99,959	$67,939
Core net interest and other income (1) (d)	$41,689	$35,915	$22,760	$100,468	$67,861
Efficiency ratio (a/b)	65.65%	77.40%	67.16%	71.42%	63.65%
Core efficiency ratio (c/d)	61.75%	59.10%	63.72%	62.04%	62.60%

Total Average Interest-Earnings Assets	$3,636,383	$3,176,156	$1,977,474	$2,956,047	$1,935,418

Net Interest Income:
Net interest income	$36,932	$30,919	$20,258	88,062	$59,571
Loan discount accretion	(2,270)	(1,465)	(544)	(4,025)	(1,802)
Net interest income excluding loan discount accretion	$34,662	$29,454	$19,714	$84,037	$57,769

Net interest margin (2)	4.06%	3.89%	4.10%	3.97%	4.10%
Net interest margin excluding loan discount accretion (2)	3.81%	3.71%	3.99%	3.79%	3.98%
Net interest spread	3.81%	3.59%	3.66%	3.66%	3.68%
Net interest spread excluding loan discount accretion	3.56%	3.41%	3.55%	3.48%	3.56%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing a 30/360 day count convention.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	September 30,	June 30,	September 30,
(Dollars in thousands, except per share data)	2020	2020	2019

Total Shareholders' (Common) Equity:
Total shareholders' equity	$398,086	$386,336	$280,340
Goodwill	(53,627)	(53,649)	(48,333)
Core deposit intangible	(10,061)	(10,389)	(6,916)
Total tangible common equity	$334,398	$322,298	$225,091

Total Assets:
Total assets	$3,954,670	$3,961,138	$2,220,840
Goodwill	(53,627)	(53,649)	(48,333)
Core deposit intangible	(10,061)	(10,389)	(6,916)
Total tangible assets	$3,890,982	$3,897,100	$2,165,591

Common shares outstanding	20,667,237	20,667,237	13,274,823

Book value per common share	$19.26	$18.69	$21.12
Tangible book value per common share	$16.18	$15.59	$16.96
Common equity to total assets	10.07%	9.75%	12.62%
Tangible common equity to tangible assets	8.59%	8.27%	10.39%

b1BANK.com